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                                                                   Exhibit 10.44

                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT, dated as of October 1, 1997, by and among Peter Derow, located at 590 Madison Avenue, New York, NY 10022 (the "Consultant"), and MCM Group, Inc. of One Chase Manhattan Plaza, 37th Floor, New York, NY 10009, McCarthy, Crisanti & Maffei, Inc., of One Chase Manhattan Plaza, 37th Floor, New York, NY 10009 (together the "MCM Companies") and Cambridge Energy Research Associates, Inc. ("CERA"), of Charles Square, 20 University Road, Cambridge, MA 02138 (the MCM Companies and CERA, together, the "Companies").

         WHEREAS, the Consultant is engaged in the business of providing general consulting, financial and managerial advisory services;

         WHEREAS, the Companies will from time to time have need for general business advice and assistance and the Consultant is qualified to render such advice;

         WHEREAS, the Companies wish to retain the services of the Consultant and the Consultant is willing to provide such services to the Companies, in each case subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of their mutual promises, the Companies and the Consultant agree as follows:

         1. ENGAGEMENT. The Companies hereby engage the Consultant, and the Consultant hereby agrees, to provide general consulting, financial and managerial advisory services to the Companies, all on the terms and subject to the conditions set forth below.

         2. TERM. The term of this Agreement shall begin on October 1, 1997 and shall continue in effect unless terminated, with or ---- without cause, by either the Consultant or either of the Companies upon ten days prior written notice to the other parties hereto. The period during which this Agreement is in effect shall be referred to as the Consulting Period.

         3. SERVICES TO BE PROVIDED; PLACE OF PERFORMANCE. During the Consulting Period, the Consultant shall provide to the Companies, as requested by any of the Companies, consulting services with respect to such general business matters as any of the Companies shall reasonably request. In the event that the Consultant receives conflicting instructions from the Companies, then such conflict shall be resolved by Alberto Cribiore, Chairman of the Board of each of the MCM Companies, whose decision shall be final and






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binding on all parties. Consultant shall perform his duties primarily from an office provided for him by the Companies at 590 Madison Avenue, New York, NY.

         4. AUTHORITY OF THE CONSULTANT. The relationship of the Consultant to the Companies is that of an independent contractor, and nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment arrangement. The Consultant agrees to discharge all of the Consultant's obligations under any federal, state, local or foreign law, regulation or order now or hereafter in effect arising out of his provision of the services hereunder. The Consultant does not have the power or authority to enter into contracts in the name of, or otherwise bind, any of the Companies, except as may be expressly stated in a written delegation of such power of authority by the applicable Company.

         5. COMPENSATION; BUSINESS EXPENSES; TAXES.

         (a) The Companies shall pay to the Consultant the sum of $50,000 per month for the services described above. The MCM Companies and CERA respectively shall each be responsible for the payment of $25,000 to the Consultant. The MCM Companies, on the one hand, and CERA, on the other, shall be severally liable. Payments will be made by the Companies on the last Friday of each month; except that payment for the first month of the Consulting Period shall be made upon the execution of this Agreement. In the event that this Agreement is terminated, any accrued and unpaid fee shall be pro rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination.

         (b) Upon submission by the Consultant of receipts or other appropriate documentation, the Consultant shall be promptly reimbursed by the Companies for all reasonable business entertainment and travel expenses which are incurred by him in connection with his performance of consulting services hereunder, including but not limited to all travel expenses and living expenses while away from home in the service of the Companies. The MCM Companies and CERA respectively shall each be responsible for the payment of one half of such reimbursement. The MCM Companies, on the one hand and CERA, on the other, shall be severally liable for such reimbursement.


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         (c)   The Consultant acknowledges sole responsibility for the payment, and hereby agrees to pay, any and all state or federal taxes or similar payments due, including, but not limited to, withholding, disability, social security or Workers Compensation payments arising out of this Agreement.

         6. NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally,
(II) when telecopied, with receipt confirmed, provided that an original counterpart is promptly mailed by registered or certified mail, return receipt requested, (III) three days after being mailed by registered or certified mail, return receipt requested and postage prepaid, or (IV) when received by the addressee, if sent by express delivery or courier service, in each case to the appropriate address or telecopier number to the parties at their respective addresses set forth below, or to such other address or telecopier number for a party as shall be specified by like notice (provided that notices of a change of address or telecopier number shall be effective only upon receipt):

         (i)   if to the Companies to:

         Brera Capital Partners, LLC
         590 Madison Avenue
         18th Floor, New York, NY 10022
         Attention: Alberto Cribiore
         Telecopy: (212) 835-1399

         and

         Cambridge Energy Research Associates, Inc.
         Charles Square, 20 University Road
         Cambridge, MA 02138
         Attention: Daniel Yergin
         Telecopy: (617) 576-6848

         (ii)  if to the Consultant, to:

         Peter Derow
         Box 534
         Bedford, NY 10506



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         7.   ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior agreements and understandings between the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by all the parties hereto.

         8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         9. GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, BUT NOT LIMITED TO, AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that any such party is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in section 6., or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.


                                    MCM GROUP, INC.


                                    By: ______________________________________
                                        Name:
                                        Title:


                                    McCARTHY CRISANTI & MAFFEI, INC.


                                    By: ______________________________________
                                        Name:
                                        Title:


                                    CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.


                                    By: ______________________________________
                                        Name:
                                        Title:



                                    ------------------------------------------
                                    Peter Derow




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